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                                                                Exhibit 99(p)(2)

                        FIRST TENNESSEE ADVISORY SERVICES




                                 Code of Ethics


                                February 17, 2005


         1. PURPOSES.

         This Code of Ethics has been adopted by First Tennessee Advisory Services, a division of First Tennessee Bank National Association (FTAS) in accordance with Rule 17j-1 (b) under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 of the Investment Advisers Act 1940 (the "Advisers Act"). Rule 17j-1 under the 1940 Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies or of investment advisers of such companies. Rule 204A-1 of the Advisers Act requires an adviser to adopt a Code of Ethics setting forth a standard of conduct for its supervised persons including standards that apply to personal securities transactions and requiring all Supervised Persons to comply with applicable federal securities laws. The Code of Ethics is intended to reflect the following general fiduciary principles governing personal investment activities by Supervised Persons: (a) the duty at all times to place the interests of the Fund's shareholders first; (b) the requirement that all personal securities trades be conducted in a manner consistent with the provisions of this Code of Ethics and in such a manner as to avoid any actual or potential conflict or abuse of a position of trust and responsibility; and (c) that Supervised Persons should not take advantage of their positions.

         These general fiduciary principles are also reflected in the following policies and procedures of First Tennessee Bank National Association and First Horizon National Corporation (FHNC): Conflicts of Interest and Confidentiality Policy; Use and Disclosure of Material Non-Public Information; Prohibited Payments and Receipts; and Outside Affiliation and Indemnification Policy. All employees of FTAS are also required to comply with FHNC Code of Business Conduct and Ethics.


         All Supervised Persons are required to comply with applicable federal securities laws including Rule 17j-1 (a) of the 1940 Act and Rule 204A-1 of the Advisers Act. Rule 17j-1(a) provides that it shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:


         (i) to employ any device, scheme or artifice to defraud such registered investment company; (ii) to make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(iii) to engage in any act, practice or course of

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business which operates or would operate as a fraud or deceit upon any such registered investment company; or (iv) to engage in any manipulative practice with respect to such registered investment company.

         2. DEFINITIONS.


         (a) "Accounts" means those investment advisory accounts for which Adviser acts as investment adviser.


         (b) "Access Person" means any director, officer or Investment Personnel of the Adviser or any company in a Control relationship to the Adviser who, with respect to any registered investment company, makes any recommendation regarding the purchase or sale of a security by such investment company, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

         (c) "Adviser" means FTAS.

         (d) "Beneficial Ownership" is to be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. "Beneficial Ownership" generally will include accounts of a spouse, minor children and relatives resident in the Access Person's home, as well as accounts of another person if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains therefrom benefits substantially equivalent to those of ownership. Access Persons should contact the Compliance Officer regarding any questions they have concerning what constitutes Beneficial Ownership.

         (e) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.


         (f) "Designated Officer" means a person acting pursuant to delegated authority from the Manager of FTAS who administers this Code of Ethics and who may be an officer of First Tennessee Bank National Association.

         (g) "Fund" means any company or companies registered as an investment company under the 1940 Act and for which the Adviser is the investment adviser, which includes and all of its portfolios.

         (h) "Investment Personnel" means (i) any employee of the Adviser, or of any company in a Control relationship to the Adviser, who, in connection with his or her

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regular functions or duties, performs the functions of portfolio manager, research analyst or trader or makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

         (i) "Purchase or sale of a Security" includes, INTER ALIA, the writing of an option to purchase or sell a Security.

         (j) "Same Way Trades" means transactions in which an Access Person purchases a Security on the same day after a Portfolio of the Fund purchases that Security or sells that Security after a Portfolio sells that Security.

         (k) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than the fluctuating NAV portfolios of the Funds, securities issued by the U.S. Government, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements. Any questions as to whether a particular investment constitutes a "Security"" should be referred to the Compliance Officer.

         (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

         (m) "Supervised Person" means all employees of FTAS including persons who provide advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.


         3. PROHIBITED TRANSACTIONS.

         (a) No Investment Personnel shall acquire Securities in an initial public offering where no public market for such Securities previously existed. Further, no Investment Personnel shall acquire Securities in a Limited Offering unless such person shall have obtained the express prior approval of the Designated Officer to any such purchase. In determining whether to grant or deny such approval, the Designated Officer should take into account, among other factors, whether the investment opportunity should be reserved to the appropriate Portfolio of the Fund or an Account and whether the opportunity is being offered to an individual by virtue of such person's position with the Adviser or the Fund.

         (b) No Supervised Person shall execute a securities transaction in a Security being actively considered by the Adviser or any Investment Personnel of the Adviser for recommendation to the Fund or an Account for purchase or sale; or execute a transaction

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on a day during which any Portfolio of the Fund or an Account has a pending
"buy" or "sell" order in that same Security until that order is executed or withdrawn.

         (c) No Supervised Person shall buy or sell a Security within at least seven (7) calendar days before and after a Portfolio of the Fund or an Account that he or she has actual knowledge of trades in that Security, except that this provision does not apply to Same Way Trades following a Fund or Account transaction. Any profits realized on trades within the prescribed periods shall be required to be disgorged as directed by the Designated Officer. The Designated Officer may grant exceptions to this prohibition in whole or in part upon such conditions as the Designated Officer may impose if the Designated Officer determines that no harm resulted to the Fund or an Account and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

         These prohibitions apply to any purchase or sale by any Supervised Person of any convertible Security, option or warrant or any Security of a different class of any issue whose underlying or other class of Securities is being actively considered for recommendation to, or are purchased, sold or held by the Fund within the seven (7) days preceding the Supervised Person's transaction.

         (d) No Investment Personnel shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be required to be disgorged. The Designated Officer may grant exceptions to this prohibition in whole or in part upon such conditions as the Designated Officer may impose, if the Designated Officer determines that no harm resulted to the Fund or the Account and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transactions.


         (e) No Supervised Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund or an Account) any information regarding Securities transactions by the Fund, or an Account or under consideration by the Fund, an Account or the Adviser.

         (f) No Supervised Person shall recommend or otherwise attempt to cause any Securities transaction by the Fund or an Account, or participate in any investment decision concerning particular Securities, without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Securities of such issuer, (ii) any contemplated transaction by such Supervised Person in such Securities, (iii) any position with such issuer or its affiliates, or (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such Supervised Person or any party in which such Supervised Person has a significant interest, on the other; PROVIDED, HOWEVER, that, in the event the interest of such Supervised Person in such Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such Supervised Person in such Securities cannot reasonably be expected to have a

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material adverse effect on such transaction by the Fund or an Account or on the market for the Securities generally, such Supervised Person shall not be required to disclose his or her interest in the Securities or issuer thereof in connection with any such recommendation or participation.


         (g) No Supervised Person shall receive any gift or other thing of more than DE MINIMUS value from any person or entity that does business with or on behalf of the Fund or an Account. For purposes of this Code DE MINIMUS shall be construed consistently with FHNC's Policy on Prohibited Receipts and Payments.

         (h) No Supervised Person shall serve on the board of directors of publicly traded companies, absent prior authorization from the Designated Officer based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders and the Accounts. In the event board service is authorized, Supervised Personnel acting as directors shall be isolated from those making investment decisions through "Chinese Wall" or other appropriate procedures.

         (i) Any exceptions granted by the Designated Officer shall be reported by such Officer to the Board of Trustees of the Fund and the Trust Committee of First Tennessee Bank National Association at their next regularly scheduled meeting, together with an explanation of the exception granted and the reasons therefor.

         4. PRECLEARANCE OF SECURITIES TRANSACTIONS.

         No Access Person shall purchase or sell, directly or indirectly, any Security or derivation thereof which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. This prohibition shall not apply to:

         (a) purchases or sales affected in any account over which the Access Person has no direct or indirect influence or Control;


         (b) purchases or sales which are nonvolitional on the part of the Access Person, the Fund, or an Account;

         (c) purchases which are part of an automatic reinvestment plan; including a dividend reinvestment plan


         (d) purchases effected upon the exercise of rights issued by an issuer, PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired;

         (e) purchases or sales of shares of the Fund; or


         (f) purchases or sales which receive the prior approval of the Designated Officer because they are only remotely potentially harmful to the Fund or an Account because they would be very unlikely to affect a highly institutional market, or because they

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clearly are not related economically to the Securities to be purchased, held or sold by the Fund or an Account.


         5. REPORTING.

         (a) Every Access Person shall report to the Designated Officer the information described in Section 5(b) of this Code and as reflected on Exhibit A hereto with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security including, but not limited to, transactions regarding which clearance has been obtained pursuant to Section 4 above ("Transaction Report"); provided, however, that an Access Person shall not be required to make a Transaction Report with respect to transactions effected for any account over which such Access Person does not have direct or indirect influence or Control.

         (b) Every Transaction Report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was affected, and shall contain the following information:

         (i) the date of the transaction, the title and the number of shares, interest and maturity (if applicable) and the principal amount of each Security involved;

         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (iii) the price at which the transaction was effected;

         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (v) date the report is submitted


         (c) All Access Persons shall disclose to the Designated Officer, in writing, all Securities in which the Access Person has direct or indirect Beneficial Ownership within ten (10) days after commencement of employment as an Access Person ("Initial Holdings Report"). Each Access Person shall also report all Securities holdings on an annual basis (the "Annual Holdings Report") no later than February 28 of each year. The Initial Holdings Report and the Annual Holdings Report shall be current as of a date no later than 45 days prior to the date the report is submitted. Such reports shall be in the form attached hereto as Exhibit B.


         (d) Any report required by this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

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         (e) An Access Person may satisfy his or her requirements for
Transaction Reports hereunder by having his or her brokerage firm send contemporaneous duplicate copies of all statements and confirmations to the Designated Officer.

         (f) All Access Persons under a duty to file the reports described in this Section 5 shall be informed of such duty by the Designated Officer. Once informed of his or her duty to file the report described in this Section 5, the Access Person shall file all required reports in a timely manner, until notified otherwise. Information supplied on the reports is available for inspection by the Securities and Exchange Commission at any time during the five (5) year period following the end of the fiscal year in which each report is made.

         (g) Investment Personnel who have been authorized to acquire Securities in a Limited Offering are required to disclose that investment when they play a part in the Fund's or an Account's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's or the Account's decision to purchase Securities of the issuer should be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         (h) All Supervised Persons are required to report any violations of this Code of Ethics to the Designated Officer.


         6. REVIEW OF REPORTS.


         The Designated Officer shall compare the Transaction Reports, Annual Holdings Reports and Initial Holdings Reports with completed transactions of the Fund and Accounts and with any transactions contemplated to be effected for the Fund or an Account by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has or may have been committed by any person, the Designated Officer shall give such person an opportunity to supply additional explanatory material. If the Compliance Officer determines that a violation of this Code has or may have occurred, he shall submit a written determination together with any appropriate supporting documentation and any additional explanatory material provided by the individual, to the Manager, FTAS and the EVP Wealth Management of First Tennessee Bank National Association.


         No person shall participate in a determination of whether he or she has committed a violation of the Code or in a determination of the sanction to be imposed on him or her as a result of such violation. If a Securities transaction of such Manager of FTAS or EVP Wealth Management, First Tennessee Bank National Association is under review, the officer to whom he or she reports shall follow the procedures required herein.


         By no later than the meeting of the Trust Committee of the Board of Directors of First Tennessee Bank National Association next following the expiration of thirty (30) days after the end of each calendar quarter, the Designated Officer shall provide a report to such committee informing it of any violations of this Code of Ethics that have or may have been committed. No later than thirty (30) days after the end of each calendar

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quarter, the Designated Officer shall provide a report to the Chief Compliance
Officer (the "CCO") of FTAS informing the CCO of any violations of this Code that have or may have been committed.


         7. SANCTIONS.

         Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including INTER ALIA, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors or trustees of the investment company with respect to whose Securities the violation occurred.

         8. ANNUAL REVIEW OF CODE OF ETHICS.


         (a) All Supervised Persons shall certify in writing to the Designated Officer annually that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Access Persons shall certify in writing to the Designated Officer annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all transactions required to be disclosed or reported pursuant to this Code of Ethics.

         (b) The Designated Officer shall prepare an annual report to the Manager of FTAS that (i) summaries existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year; (iii) identifies any recommended changes in existing restrictions or procedures based upon the Adviser's experience under this Code of Ethics, evolving industry practices, or developments in applicable laws or regulations; and, (iv) certifies that the Adviser has adopted procedures reasonably necessary to prevent violations of the Code of Ethics by Access Persons.



To: David Taylor
Wealth Management Compliance, IIS2
First Tennessee Brokerage, Inc.
530 Oak Court Drive, Suite 200
Memphis, TN 38117

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                            ACKNOWLEDGMENT OF RECEIPT
                                OF CODE OF ETHICS


         I acknowledge receipt of FTAS Code of Ethics dated February, 2005, and understand that my personal securities transactions are subject to its terms. I certify that to the best of my knowledge I have complied with the terms of the Code of Ethics during the last year.



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Date                                   Signature

                                       Please Print Name

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                         SEND THIS FORM TO YOUR BROKER.
                    ALSO, PLEASE SEND A COPY TO DAVID TAYLOR

                                                            Date:___/___/


Broker


Address


City, State, Zip Code

RE: ACCOUNT NUMBER(S): ________________
                       ________________


Dear:
      Broker


Please send a duplicate copy of all trade confirmations and the monthly statement relating to the account(s) listed above to the person denoted below.

                  David Taylor
                  Wealth Management Compliance, IIS2
                  First Tennessee Brokerage
                  530 Oak Court Drive, Suite 200
                  Memphis, TN 38117


Very truly yours,


cc:     David Taylor